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Exhibit 23.03

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 Nos. 333-121067, 333-121067-01, 333-121067-02, 333-121067-03, 333-121067-04 and 333-121067-05) and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of $25,000,000,000 which may used to offer Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Depositary Shares, Common Stock, Units, Preferred Securities, and Guarantees of Preferred Securities of the Trusts and certain back-up obligations and to the incorporation by reference therein of our reports dated February 14, 2005, with respect to the consolidated financial statements of the Company, the Company's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report on Form 10-K, as amended, for the year ended November 30, 2004, and the related financial statement schedule of the Company included therein, filed with the Securities and Exchange Commission.

New York, New York
May 16, 2005

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  Exhibit 23.03
Consent of Independent Registered Public Accounting Firm